UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2006

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement.

On September 26, 2006, the Company entered into an Employment Agreement and an Amended and Restated Change of Control Agreement with Sandra R.A. Karrmann, the Company’s Executive Vice President and Chief Human Resources Officer.  The financial terms of Ms. Karrmann’s Employment Agreement, which are substantially similar to the terms contained in her existing offer of employment letter, provide for an annual base salary of $311,300. For 2006 fiscal year, Ms. Karrmann remains eligible for the bonus as set forth in her existing offer of employment letter and recited on Exhibit A of the Employment Agreement.  Ms. Karrmann’s annual base salary will increase 5% on January 1, 2007 and annually thereafter.  In addition, Ms. Karrmann will receive an annual option grant to acquire 15,000 shares of the Company’s common stock, all of which will have an exercise price equal to the fair market value of the Company’s common stock on their respective dates of grant.

The Employment Agreement and Change of Control Agreement provide for a severance payment to Ms. Karrmann in the event she terminates her employment for good reason, is terminated by the Company without cause or upon certain events following a change of control, as each of those terms are defined in the Change of Control Agreement.  This severance payment is approximately equal to Ms. Karrmann’s base salary on the date of her termination plus the higher of Ms. Karrmann’s average bonus for the two years prior to termination of employment or Ms. Karrmann’s bonus for the year preceding the date of her termination.  In addition, if such an event were to occur, all options held by Ms. Karrmann that were granted pursuant to the Employment Agreement will accelerate and automatically vest.

The Employment Agreement and Amended and Restated Change of Control Agreement are filed at Exhibits 10.1 and 10.2, respectively, of this Form 8-K and are incorporated by reference herein.

Item 9.01.                                              Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated September 26, 2006, by and between the Company and Sandra R.A. Karrmann	Filed herewith

10.2	Amended and Restated Change of Control Agreement, dated September 26, 2006, by and between the Company and Sandra R.A. Karrmann	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2006

MERITAGE HOMES CORPORATION

	/s/	Vicki L. Biggs
	By:	Vicki L. Biggs
Vice President-Chief
Accounting Officer